UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Information discussed in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 9, 2008, the board of directors (the “Board”) of FiberTower Corporation (“FiberTower”) appointed Kurt J. Van Wagenen as President and Chief Executive Officer of FiberTower. Mr. Van Wagenen was also elected by the Board to fill the vacancy existing on the Board as a result of Michael Gallagher’s resignation in January. Mr. Van Wagenen was appointed as a Class I director with a term expiring at FiberTower’s annual meeting in 2010.

On April 9, 2008 Mr. Van Wagenen entered into an executive employment agreement (the “Agreement”) with FiberTower.  The Agreement provides for an original term of three years with automatic one-year extensions unless either party provides notice that the Agreement is not to be extended. Pursuant to the Agreement, Mr. Van Wagenen will receive, among other things, (i) a base annual salary of $350,000, subject to annual increases at the Board’s sole discretion, and a bonus payment to be determined by the Board, where such bonus payment in 2008 may not exceed 150% of Mr. Van Wagenen’s base salary, (ii) a restricted stock grant under FiberTower’s Stock Incentive Plan of 875,000 shares that will vest as to 25% of the total grant on each of the first, second, third and fourth anniversary of the date of the Agreement and (iii) an option to acquire up to 1,125,000 shares of FiberTower’s common stock under FiberTower’s Stock Incentive Plan at an exercise price of $1.43, the fair market value of FiberTower’s common stock on the date of the grant, with such options vesting as to 25% of the total grant on the first anniversary of the date of the Agreement and 1/48 of the total grant each month thereafter.

Pursuant to the Agreement, FiberTower and Mr. Van Wagenen may terminate the Agreement at any time upon giving notice to the other party. If FiberTower terminates the agreement other than for “Cause” or if Mr. Van Wagenen terminates for “Good Reason” (as such terms are defined in the Agreement), FiberTower will pay Mr. Van Wagenen certain severance payments as outlined in the Agreement. In addition, if a “Change of Control” occurs (as such term is defined in the Agreement), all of his unvested stock options and restricted stock shall accelerate and become vested and exercisable upon certain conditions as outlined in his Agreement.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Agreement set forth above is qualified by reference to such exhibit.

On April 9, 2008, FiberTower also entered into a signing bonus agreement with Mr. Van Wagenen. Pursuant to the signing bonus agreement, FiberTower agreed to pay Mr. Van Wagenen (i) a cash signing bonus of $666,667 on April 9, 2010 if he is still employed by FiberTower as Chief Executive Officer on such date and (ii) an additional cash signing bonus of $333,333 on April 9, 2011 if he continues to remain so employed on such date.

A copy of the signing bonus agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The summary of the signing bonus agreement set forth above is qualified by reference to such exhibit.

Mr. Van Wagenen, age 44, served as the President and Chief Executive Officer of NEON Communications Group, Inc. and its predecessor Globix Corporation from January 2007 to November 2007 when NEON merged with RCN Corporation. He was a director of the company from February 2007 to November 2007. Mr. Van Wagenen previously served as President and Chief Operating Officer of Globix from January 2006 to January 2007. Mr. Van Wagenen served as the Chief Operating Officer of the Network Services division of Globix from May 2005 until January 2006. From March 2001 through March 2005, Mr. Van Wagenen served as Vice President - Network and Operations of NEON Communications, Inc. which was merger with Globix Corporation in March 2005. From 1986 through 2001, Mr. Van Wagenen was employed by Verizon and its various predecessors in several positions of increasing responsibility. Mr. Van Wagenen holds an M.B.A. from Harvard Business School and a B.S. in Engineering from Rensselear Polytechnic Institute. He is also a Chartered Financial Analyst.

Item 7.01	Regulation FD Disclosure.

On April 14, 2008, FiberTower issued a press release announcing Mr. Van Wagenen’s appointment as President and Chief Executive Officer.  A copy of that press release is attached as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by FiberTower under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 9, 2008, between Kurt J. Van Wagenen and FiberTower Corporation.

10.2	Letter Agreement, dated April 9, 2008, between Kurt J. Van Wagenen and FiberTower Corporation.

99.1	Press release dated April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: April 14, 2008	By:	/s/ Thomas A. Scott
		Name:	Thomas A. Scott
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 9, 2008, between Kurt J. Van Wagenen and FiberTower Corporation.

10.2	Letter Agreement, dated April 9, 2008, between Kurt J. Van Wagenen and FiberTower Corporation.

99.1	Press release dated April 14, 2008.